EXHIBIT 12(c)

CERTIFICATION PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of AllianceBernstein Global Thematic Growth Fund, Inc., (the “Registrant”), hereby certifies that the Registrant’s report on Form N-CSR for the period ended July 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 22, 2014

By:	/s/ Robert M. Keith
Robert M. Keith
President

By:	/s/ Joseph J. Mantineo
Joseph J. Mantineo
Treasurer and Chief Financial Officer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.